                                                                  EXHIBIT 10.1


                     EXPLORATION JOINT VENTURE AGREEMENT


                         Dated as of January 1, 1994


                                    AMONG


                        CYPRUS AMAX MINERALS COMPANY


               CYPRUS EXPLORATION AND DEVELOPMENT CORPORATION


                               AMAX GOLD INC.


                                     AND


                         AMAX GOLD EXPLORATION, INC.

                              TABLE OF CONTENTS

                                                                       Page
ARTICLE 1
DEFINITIONS ..........................................................    2
- -----------
    1.1     "Accounting Procedure"....................................    2
    1.2     "Affiliate"...............................................    2
    1.3     "Agreement"...............................................    2
    1.4     "Assets"..................................................    2
    1.5     "Budget"..................................................    3
    1.6     "Development".............................................    3
    1.9     "Exploration Expenditures"................................    3
    1.10    "Geographic Scope of Exploration".........................    3
    1.11    "Gold Deposit"............................................    3
    1.12    "Initial Budget and Program"..............................    3
    1.13    "Joint Account"...........................................    4
    1.14    "Joint Venture"...........................................    4
    1.15    "Management Committee"....................................    4
    1.16    "Manager".................................................    4
    1.17    "Net Profits Interest Royalty"............................    4
    1.18    "Other Deposit"...........................................    4
    1.19    "Participant" and "Participants"..........................    4
    1.20    "Participating Interest"..................................    4
    1.21    "Party"...................................................    4
    1.22    "Prime Rate"..............................................    5
    1.23    "Program".................................................    5
    1.24    "Properties"..............................................    5
    1.25    "Subsequent Budget and Program"...........................    5
    1.26    "Transfer"................................................    5

ARTICLE 2
REPRESENTATIONS AND WARRANTIES........................................    5
- ------------------------------
    2.1     Representations and Warranties............................    5
            ------------------------------

ARTICLE 3
NAME, PURPOSES AND TITLE TO ASSETS....................................    6
- ----------------------------------
    3.1     General...................................................    6
            -------
    3.2     Name......................................................    6
            ---------------------------
    3.3     Purposes..................................................    6
            ---------------------------
    3.4     Title to Assets...........................................    6
            ---------------------------
    3.5     Joint Loss of Title.......................................    7
            ---------------------------

ARTICLE 4
RELATIONSHIP OF THE PARTICIPANTS......................................    7
- --------------------------------
    4.1     No Partnership............................................    7
            ---------------------------
    4.2     U.S. Tax Elections and Allocations........................    7
            ----------------------------------
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                                     -i-

                              TABLE OF CONTENTS
                                 (Continued)
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    4.3     Other Business Opportunities..............................    7
            ----------------------------
    4.4     Implied Covenants.........................................    8
            -----------------

ARTICLE 5
CONTRIBUTIONS BY PARTICIPANTS.........................................    8
- -----------------------------
    5.1     Participants' and Party's Initial Contributions...........    8
            -----------------------------------------------
    5.2     Participants' Continuing Contributions....................    9
            --------------------------------------

ARTICLE 6
INTERESTS OF PARTICIPANTS; DEFAULTS AND REMEDIES......................    9
- ------------------------------------------------
    6.1     Participating Interests...................................    9
            -----------------------
    6.2     Changes in Participating Interests........................    9
            ----------------------------------
    6.3     Voluntary Termination in Participation....................    9
            --------------------------------------
    6.4     Default in Making Contributions...........................   10
            -------------------------------
    6.5     Continuing Liabilities Upon Adjustments of Participating
            --------------------------------------------------------
            Interests.................................................   10

ARTICLE 7
MANAGEMENT COMMITTEE..................................................   11
- ------------------------
    7.1     Organization and Composition..............................   11
            ----------------------------
    7.2     Decisions.................................................   11
            ---------
    7.3     Meetings..................................................   12
            --------
    7.4     Action Without Meeting....................................   12
            ----------------------
    7.5     Matters Requiring Approval................................   12
            --------------------------

ARTICLE 8
MANAGER...............................................................   12
- -------
    8.1     Appointment...............................................   12
            -----------
    8.2     Powers and Duties of Manager..............................   12
            ----------------------------
    8.3     Standard of Care..........................................   15
            ----------------
    8.4     Resignation; Deemed Offer to Resign.......................   15
            -----------------------------------
    8.5     Payments to Manager.......................................   15
            -------------------
    8.6     Transactions With Party's Affiliates......................   15
            ------------------------------------
    8.7     Activities During Deadlock................................   16
            --------------------------

ARTICLE 9
BUDGETS AND PROGRAMS..................................................   16
- ------------------------
    9.1     Initial Budgets and Programs..............................   16
            ----------------------------
    9.2     Exploration Activities Pursuant to Budgets and Programs...   16
            -------------------------------------------------------
    9.3     Presentation of Subsequent Budgets and Programs...........   16
            -----------------------------------------------
    9.4     Review and Approval of and Withdrawal from Proposed
            ---------------------------------------------------
            Budgets and Programs......................................   16
            --------------------
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                                    -ii-
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                                 (Continued)
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    9.5     Deadlock on Proposed Subsequent Budgets and Programs......   17
            ----------------------------------------------------
    9.6     Budget Overruns; Program Changes..........................   18
            --------------------------------
    9.7     Emergency or Unexpected Expenditures......................   18
            ------------------------------------
    9.8     Cash Calls................................................   18
            ----------

ARTICLE 10
ACCOUNTS AND SETTLEMENTS..............................................   18
- ------------------------

ARTICLE 11
PREEMPTIVE RIGHTS RESPECTING OTHER DEPOSITS
- -------------------------------------------
AND GOLD DEVELOPMENT PROJECTS.........................................   19
- -----------------------------
    11.1    Other Deposits............................................   19
            --------------
    11.2    Gold Deposits.............................................   19
            -------------
    11.3    Joint Venture Projects....................................   20
            ----------------------

ARTICLE 12
TERM, WITHDRAWAL AND TERMINATION OF AGREEMENT.........................   20
- ---------------------------------------------
    12.1    Term......................................................   20
            ----
    12.2    Withdrawal................................................   20
            ----------
    12.3    Continuing Obligations....................................   21
            ----------------------
    12.4    Disposition of Assets upon Non-Withdrawal Termination.....   21
            ---------------------------
    12.5    Right to Data after Termination...........................   22
            ---------------------------
    12.6    Continuing Authority......................................   22
            ---------------------------

ARTICLE 13
TRANSFER OF INTEREST..................................................   23
- ------------------------

ARTICLE 14
CONFIDENTIALITY AND RELEASES..........................................   23
- ------------------------
    14.1    General...................................................   23
            ---------------------------
    14.2    Exceptions................................................   23
            ---------------------------
    14.3    Duration of Confidentiality...............................   24
            ---------------------------
    14.4    Releases..................................................   24
            ---------------------------

ARTICLE 15
GENERAL PROVISIONS....................................................   24
- ------------------------
     15.1   Notices...................................................   24
            -------
     15.2   Waiver....................................................   26
            ---------------------------
     15.3   Modification..............................................   26
            ---------------------------
     15.4   Force Majeure.............................................   26
            ---------------------------
     15.5   Disputes..................................................   26
            ---------------------------
     15.6   Governing Law.............................................   27
            ---------------------------
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                                    -iii-
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                                 (Continued)
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     15.7   Rule Against Perpetuities.................................   27
            ---------------------------
     15.8   Further Assurances........................................   27
            ---------------------------
     15.9   Survival of Terms and Conditions..........................   27
            ---------------------------
     15.10  Interpretation............................................   28
            ---------------------------
     15.11  Entire Agreement; Successors and Assigns..................   28
            ---------------------------

                     EXPLORATION JOINT VENTURE AGREEMENT

   THIS EXPLORATION JOINT VENTURE AGREEMENT is made as of the 1st day of January, 1994 by and among CYPRUS AMAX MINERALS COMPANY, a Delaware corporation ("CYMAX"), CYPRUS EXPLORATION AND DEVELOPMENT CORPORATION, a Delaware corporation and affiliate of CYMAX ("Cyprus"), AMAX GOLD INC., a Delaware corporation ("AGI") and AMAX GOLD EXPLORATION, INC., a Delaware corporation and subsidiary of AGI ("AGEI").

                                  RECITALS
                                  --------
   WHEREAS, Cyprus and AGEI are professional mineral exploration companies that now perform exploration for gold and silver for CYMAX and AGI, respectively; and

   WHEREAS, the Parties wish for Cyprus and AGEI, respectively, to form an unincorporated joint venture ("Joint Venture"), for the principal purpose of new exploration within an area of interest described in Exhibit "A" ("Geographic Scope of Exploration"), for gold and/or silver in mineral deposits which by value contain predominantly gold or gold and silver ("Gold Deposit"); and

   WHEREAS, the Parties wish to cooperate with each other herein to increase business opportunities for each Party, avoid exploration and acquisition conflicts, and share technical, professional and administrative services for the mutual benefit of the Parties; and

   WHEREAS, the Parties wish to provide terms for the transfer of Gold Deposits discovered hereunder to AGI or its Affiliates and Other Deposits to CYMAX or its Affiliates; and

   WHEREAS, CYMAX and AGI have entered or expect to enter into a non-competition agreement respecting certain activities of CYMAX, AGI and their Affiliates ("Non-Competition Agreement"), and have entered or expect to enter into a services agreement respecting the provision of certain services to each other, their Affiliates, and the Joint Venture ("Services Agreement"), and intend that the Agreement should govern only Joint Venture exploration matters between the Parties.

   NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties agree as follows:


                                  ARTICLE 1

                                 DEFINITIONS
                                 -----------

   In addition to the parenthetical and capitalized terms defined elsewhere in this Agreement, the following terms are defined as follows:

   1.1     "Accounting Procedure" means the procedures set forth in Exhibit "B".

   1.2 "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise that directly or indirectly controls, is controlled
by, or is under common control with, a Party.   For purposes of this Agreement,
CYMAX and its subsidiaries shall not be deemed to be Affiliates of AGI and its subsidiaries.

   1.3 "Agreement" means this Exploration Joint Venture Agreement, including all amendments and modifications thereof, and all schedules and exhibits, which are incorporated herein by this reference.

   1.4 "Assets" means the Properties, Gold Deposits or Other Deposits and all other real and personal property, tangible and intangible, held for the benefit of the Parties hereunder.

   1.5 "Budget" means a detailed estimate of all costs to be incurred by the Participants with respect to a Program.

   1.6 "Development" means all preparation for the mining, removal and recovery of the minerals of any Gold Deposit or Other Deposit, including the construction of improvements to be used for mining and the beneficiation or processing of the minerals on the Property, and all Exploration Activities conducted on the Property subsequent to a decision to commence Development.

   1.7 "Development Projects" means those projects under adopted Budgets and Programs for which a production decision has been reached.

   1.8 "Exploration Activities" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of any potential Gold Deposits or Other Deposits within the Geographic Scope of Exploration by or on behalf of the Joint Venture.

   1.9 "Exploration Expenditures" means all costs and expenses for Exploration Activities including, without limitation, the hiring and administering of third party contractor services and a mutually agreed allowance for overhead and administrative expenses.

   1.10 "Geographic Scope of Exploration" means the area of interest subject to this Agreement as more fully described in Exhibit "A".

   1.11 "Gold Deposit" means a mineral deposit that by value contains predominantly gold or gold and silver.

   1.12 "Initial Budget and Program" means a Budget and Program for any new reconnaissance programs or new Property acquisitions.

   1.13 "Joint Account" means the account maintained in accordance with the Accounting Procedure showing the charges and credits accruing to the Participants.

   1.14 "Joint Venture" means the business arrangement of the Parties under this Agreement.

   1.15    "Management Committee" means the committee established under
Article 7.

   1.16 "Manager" means the person or entity appointed under Article 8 to manage Exploration Activities, or any successor Manager.

   1.17 "Net Profits Interest Royalty" means certain amounts calculated as provided in Exhibit "C", which may be payable to a Participant under
Section 6.3.

   1.18 "Other Deposit" means a mineral deposit which by value contains predominately minerals or metals other than gold and/or silver.

   1.19 "Participant" and "Participants" means Cyprus and/or AGEI, as well as Affiliates that have a Participating Interest.

   1.20 "Participating Interest" means the percentage interest representing the operating ownership interest of a Participant in Assets and the Joint Venture, and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder. The initial Participating Interests of the Participants are set forth in Section 6.1.

   1.21 "Party" means CYMAX and Cyprus of the first part, and AGI and AGEI of the second part.

   1.22 "Prime Rate" means the prime interest rate quoted as "Prime" by Chemical Bank in New York City as said rate may change from time to time.

   1.23 "Program" means a description in reasonable detail of the activities of the Joint Venture that are to be conducted by the Manager during a period, including a listing of the group of employees of Manager or its Affiliates and of employees of the non-Manager Participant or its Affiliates, who will be dedicated to the Joint Venture.

   1.24 "Properties" means those interests, of whatever nature, in any Gold Deposit or Other Deposit, including, without limitation, interests in the form of mineral claims, concessions, leases, options to purchase or lease, fee properties or other interests in real property or mineral interests acquired by the Joint Venture or otherwise subject to this Agreement.

   1.25 "Subsequent Budget and Program" means a Budget and Program for any Property subsequent to the Initial Budget and Program for that Property.

   1.26 "Transfer" means sell, grant, lease, assign, sublet, transfer, encumber, pledge or otherwise commit or dispose of.

                                  ARTICLE 2
                       REPRESENTATIONS AND WARRANTIES
                       ------------------------------

   2.1     Representations and Warranties.  Each of the Parties represents and
           ------------------------------
warrants as follows:

          (a) that it has the legal capacity and authority to enter into and perform this Agreement and all transactions contemplated herein except that the execution and delivery of this Agreement by AGI requires ratification by AGI's Board of Directors at the next meeting of its Board; and

          (b) that it will not breach any other agreement by entering into this Agreement.

     It is the understanding of the Parties that AGI may also need the approval of its stockholders pursuant to Delaware General Corporation Law, Section 203, and the above representations and warranties by AGI are subject to this potential limitation.

                                  ARTICLE 3
                     NAME, PURPOSES AND TITLE TO ASSETS
                     ----------------------------------

     3.1  General.  The Parties enter into this Agreement for the purposes
          -------
stated below, and agree that all of their rights and all of the activities contemplated herein shall be subject to and governed by this Agreement.

     3.2  Name.  The name of this Joint Venture shall be the Cyprus AGI
          ----
Exploration Joint Venture. The Manager shall accomplish any registration or qualification required by applicable laws.

     3.3  Purposes.  This Agreement is entered into for the following purposes,
          --------
and shall serve as the exclusive means by which the Parties, or any of them, accomplish such purposes:

          (a) to conduct Exploration Activities within the Geographic Scope of Exploration, with the principal emphasis on discovering Gold Deposits;

          (b) to acquire undeveloped Properties within the Geographic Scope of Exploration and evaluate the potential for Development of such Properties;

          (c) to provide for the Transfer of Gold Deposits discovered hereunder to AGI or its Affiliate and Other Deposits to CYMAX or its Affiliate, respectively; and

          (d) to perform any other activity necessary, appropriate, or incidental to any of the foregoing.

     3.4  Title to Assets.  Title to the Assets shall be held by the Manager for
          ---------------
the benefit of the Joint Venture.

     3.5  Joint Loss of Title.  Any failure or loss of title to the Assets and
          -------------------
all costs of defending title shall be charged to the Joint Account, unless such loss is due to the gross negligence or willful misconduct of the Manager, in which case it shall be charged solely to the Manager.

                                   ARTICLE 4
                        RELATIONSHIP OF THE PARTICIPANTS
                        --------------------------------

     4.1  No Partnership.  Nothing contained in this Agreement shall be deemed
          --------------
to constitute any Party the partner of the other, nor, except as otherwise herein expressly provided, to constitute any Party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the Parties to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. No Party shall have any authority to act for or to assume any obligation or responsibility on behalf of another Party, except as expressly provided herein. The rights, duties, obligations and liabilities of the Parties shall be several and not joint or collective. Each Party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein.

     4.2  U.S. Tax Elections and Allocations.  The Parties hereto agree that the
          ----------------------------------
Joint Venture shall not be treated as a partnership for federal income tax purposes. Pursuant to Treas. Reg. (S)1.761-2(b), each Party elects to have the Joint Venture excluded from Chapter 1 of Subchapter K of this Internal Revenue Code of 1986. Each Party independently shall be entitled to claim for itself all applicable tax benefits, write-offs, and deductions with respect to all and any costs that it has incurred.

     4.3  Other Business Opportunities.  Except as expressly provided in this
          ----------------------------
Agreement or the Non-Competition Agreement, each Party shall have the right to independently engage in and receive full benefits from the Excluded Properties (as defined in Section 5.1 hereof and identified in Exhibit "A" hereto) and any other properties, prospects and business activities that do not directly conflict with the Exploration Activities, without consulting the other.

     4.4  Implied Covenants.  There are no implied covenants contained in this
          -----------------
Agreement other than those of good faith and fair dealing.

                                   ARTICLE 5

                         CONTRIBUTIONS BY PARTICIPANTS
                         -----------------------------

     5.1  Participants' and Party's Initial Contributions.  Subject to the
          -----------------------------------------------
required consents and approvals of third parties, if any, which each Party shall use reasonable efforts to obtain, the Parties and their Affiliates shall each contribute to the Joint Venture those interests in Properties which contain Gold Deposits that have been staked, acquired or upon which lawful claims have been made by said Parties on or after January 1, 1994, and expenditures incurred thereon shall be considered Exploration Expenditures of the Joint Venture. A list of the Properties constituting the Initial Contribution of each Party is attached as Exhibit "D". All properties staked, acquired, owned, leased, or otherwise held, or upon which lawful agreements have been entered into or claims have been made by any Party or its Affiliates prior to January 1, 1994, including an area of interest around these properties equal to the greater of
(i) one (1) mile or (ii) the area of interest provisions with third parties relating to the same, together with any additional location, restaking or other adjustment or modification to such properties ("Excluded Properties"), shall remain in the ownership or control of that respective Party and be excluded from this Joint Venture, and the Joint Venture shall have no application or right whatsoever to such Excluded Properties. The area of interest of any Excluded Property shall apply and extend to any interests in properties subsequently acquired by said Party that are contiguous to the Excluded Properties. A list of Excluded Properties is attached as Exhibit "A".

     5.2  Participants' Continuing Contributions.  Each Participant shall
          --------------------------------------
contribute to the Exploration Expenditures in accordance herein in a percentage amount equal to its Participating Interest. Administrative and overhead expenses shall be shared on an equitable basis to be mutually agreed upon by the Participants.

                                   ARTICLE 6
                INTERESTS OF PARTICIPANTS; DEFAULTS AND REMEDIES
                ------------------------------------------------

     6.1  Participating Interests.  The Participants shall have the following
          -----------------------
initial Participating Interests in the Joint Venture and Assets acquired by the Joint Venture:
          Cyprus         -    75%
          AGEI           -    25%

     6.2  Changes in Participating Interests.  A Participant's Participating
          ----------------------------------
Interest in the Joint Venture and Assets shall be changed only as follows:

          (a)  As provided in this Article 6; or

          (b) Transfer by a Participant of any part of its Participating Interest in accordance with Article 11 or Article 13; or

          (c)  Agreement in writing of the Parties.

     6.3  Voluntary Termination in Participation.
          --------------------------------------

          (a)  Initial Budget and Program.  If a Participant elects to not
               --------------------------
     participate in a proposed Initial Budget and Program for a Property, it shall have no further rights to participate in that Property and such Property shall be excluded from this Joint Venture. If a Participant elects to not participate in a proposed Initial Budget and Program for a reconnaissance program, it shall have no further rights to participate in any Property acquired as a result of the reconnaissance program during the term of this Agreement, and such Property shall be excluded from this Joint Venture. If a Participant elects to participate in and adopt a proposed Initial Budget and Program, it shall be obligated to contribute its full share of said Initial Budget and Program.

          (b) Subsequent Budget and Program.  If a Participant elects to not
              -----------------------------
     participate in a proposed Subsequent Budget and Program, its interest in that Property shall be terminated and transferred to the other Participant and the withdrawing Participant shall be entitled to recoup twice its investment made to the date of withdrawal under any previous Budget and Program for the Property by receiving a 10% Net Profits Interest Royalty, out of production, if any, from the Property from which it withdrew. The withdrawing Participant's Net Profits Interest Royalty shall terminate upon the withdrawing Participant recouping twice its investment, plus such interest. The non-withdrawing Participant shall have the exclusive right to own, develop and operate any Property that the withdrawing Participant has withdrawn from free from the provisions of this Joint Venture, and receive one-hundred percent (100%) of the revenue produced therefrom, subject to any applicable ten percent (10%) Net Profits Interest Royalty herein.

     6.4  Default in Making Contributions.  If a Participant defaults in paying
          -------------------------------
its share of a contribution or cash call required by an adopted Budget and Program and fails to cure its default within thirty (30) days of notice of default given by the Manager, its Participating Interest in the Property to which the Budget and Program applies shall be transferred to the other Participant and the defaulting Participant shall not be entitled to any recoupment of its previous investment in such Property.

     6.5  Continuing Liabilities Upon Adjustments of Participating Interests.
          ------------------------------------------------------------------
Any termination of a Participant's Participating Interest in a Property under this Section 6 shall not relieve such Participant of its proportionate share of any liability arising out of Exploration Activities conducted prior to such termination. For purposes of this Article 6, such Participant's share of liability shall be equal to its Participating Interest at the time such liability was incurred. The interest in the Property Transfered to the other Participant shall be free of royalties, liens or other encumbrances arising by, through or under such other Participant, except as provided in Section 6.3, and other than those existing at the time the Properties were acquired or those to which both

Participants have given their written consent. Each Participant's adjusted Participating Interest shall be shown in the books of the Manager. However, either Participant, at any time upon the request of the other Participant, shall execute and acknowledge instruments reasonably necessary to evidence such adjustment in form sufficient for recording in the jurisdiction where such Property is located.

                                   ARTICLE 7
                              MANAGEMENT COMMITTEE
                              --------------------

     7.1  Organization and Composition.  The Participants shall establish a
          ----------------------------
Management Committee to determine significant overall policies, objectives, procedures, methods and actions under this Agreement. The Management Committee shall consist of one member appointed by each Participant. Each Participant may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by notice in writing to the other Participant.

     7.2  Decisions.  Each Participant, acting through its appointed member,
          ---------
shall have a vote equal to its Participating Interest. The following decisions of the Management Committee shall require unanimous approval: (i) the adoption or amendment of each Budget and Program, except a Budget or Program as to which a Participant has withdrawn pursuant to Article 6; (ii) a change of Manager;
(iii) whether or not a particular Property qualifies as a Gold Deposit or an Other Deposit; (iv) Transfer of any Property of the Joint Venture; (v) unduly encumbering any Property; (vi) assumption of significant environmental liabilities, (vii) making a production decision; (viii) declaring force majeure
herein; or (ix) amending this Agreement.   In the event any decision requiring
unanimous approval by the Management Committee is not reached within sixty (60) days after any vote herein, a deadlock shall be deemed to have occurred and the provisions of Sections 8.7, 9.4 or 9.5 shall apply.

     7.3  Meetings.  The Management Committee shall consult routinely, and will
          --------
hold a minimum of two (2) meetings per year. The Manager shall give notice to the Participants of such regular meetings. Additionally, either Participant may call a special meeting upon notice to the Manager and the other Participant. Each notice of a meeting shall include an itemized agenda and detailed back-up information prepared by the Manager in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of all Participants. The Manager shall prepare minutes of all meetings and shall distribute copies of such minutes to the Participants promptly after the meeting.

     7.4  Action Without Meeting.  In lieu of meetings, the Management Committee
          ----------------------
may hold telephone conferences, so long as all decisions are promptly confirmed in writing by the Participants, and it may also take action by unanimous written consent of the Participants.

     7.5  Matters Requiring Approval.  Except as otherwise delegated to the
          --------------------------
Manager in Section 8.2 or otherwise provided in this Agreement, the Management Committee shall have exclusive authority to determine all significant management matters related to this Agreement.

                                   ARTICLE 8
                                    MANAGER
                                    -------

     8.1  Appointment.  The Manager shall be Cyprus or its designated Affiliate.
          -----------
The Manager shall report to and be a non-voting member of the Management Committee.

     8.2  Powers and Duties of Manager.  Subject to the terms and provisions of
          ----------------------------
this Agreement, the Manager shall have the following powers and duties which shall be discharged in accordance with adopted Budgets and Programs:

          (a) The Manager shall manage, direct and control Exploration
     Activities.

          (b) The Manager shall implement the decisions of the Management Committee and shall make all expenditures necessary to carry out adopted Budgets and Programs.

          (c) The Manager shall: (i) purchase, rent or otherwise acquire the use of all material, supplies, equipment, water, utility and transportation services required for Exploration Activities, such purchases and acquisitions to be made on the best terms reasonably available, taking into account all of the circumstances; and (ii) keep the Assets free and clear of all liens and encumbrances, except for those existing at the time of, or created concurrent with, the acquisition of such Assets, or mechanic's, supplier's, tax or materialmen's liens which the Manager shall cause to be released or discharged in a diligent manner, or liens and encumbrances specifically approved by the Management Committee.

          (d) The Manager shall conduct or procure such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Manager, and shall do all other acts reasonably necessary to maintain the Assets and Properties of the Joint Venture.

          (e) The Manager shall: (i) apply for all necessary permits, licenses and approvals; and (ii) comply with applicable governmental laws and regulations.

          (f) The Manager shall prosecute and defend all litigation or administrative proceedings arising out of Exploration Activities. Any Participant may elect to participate and be represented by its own counsel at its own cost in any such litigation.

          (g) The Manager shall arrange, at reasonable cost and coverages, for the provision of insurance for the benefit of the Participants.

          (h) The Manager may dispose of Assets in the ordinary course of business, except that Properties may be Transferred, released, abandoned or surrendered only as provided herein. However, without prior authorization from the Management Committee, the Manager shall not: (i) dispose of Assets in any one transaction having a value in excess of $250,000; (ii) begin a liquidation of the Joint Venture; (iii) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Joint Venture; or (iv) transfer any confidential information to third parties.

          (i) The Manager shall have the right to carry out its responsibilities hereunder through agents, employees, Affiliates or independent contractors, subject to Section 8.6.

          (j) The Manager shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with generally accepted cost accounting practices in the mining industry, and provide to the Participants such accounting information as may be reasonably needed by such Participants in connection with its disclosure requirements.

          (k) The Manager shall keep the Management Committee advised of all Exploration Activities by submitting in writing to the Management
     Committee: (i) regular progress reports which include statements of expenditures and comparisons of such expenditures to the adopted Budget and Program; (ii) periodic summaries of data acquired or produced through Exploration Activities; (iii) a final report within sixty (60) days after completion of each Budget and Program, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and (iv) such other reports as the Management Committee may reasonably request. At all reasonable times the Manager shall provide the Management Committee or the representative of any Participant access to and the right to inspect and copy all administrative, geologic, operations, technical, accounting and financial records, and other information acquired in Exploration Activities. In addition, the Manager shall allow the non-managing Participant, at the latter's sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets, Properties and Exploration Activities at all reasonable times, so long as the inspecting Participant does not unreasonably interfere with Exploration Activities.

          (l) The Manager shall undertake all other activities reasonably necessary to fulfill the purposes of this Agreement.

     8.3  Standard of Care.  The Manager shall conduct all Exploration
          ----------------
Activities in a good, workmanlike and efficient manner, in substantial accordance with all applicable laws, sound exploration and other applicable industry standards and practices, and in accordance with the terms and provisions of concessions, leases, licenses, permits, options and other agreements pertaining to Assets. The Manager shall not be liable to the non-managing Participant for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Manager's willful misconduct or gross negligence.

     8.4  Resignation; Deemed Offer to Resign.  Without consent of the non-
          -----------------------------------
Manager Participant but upon at least sixty (60) days prior notice, the Manager may voluntarily resign upon its withdrawal as a Participant hereunder. If the Manager fails to perform a material obligation imposed upon it under this Agreement and such failure continues for a period of thirty (30) days after written notice from the other Participant demanding performance, the Manager shall be deemed to have offered to resign, which offer may be accepted by the other Participant, if at all, within ninety (90) days following such deemed offer.

     8.5  Payments to Manager.  The Manager shall be compensated for its
          -------------------
services and reimbursed for its costs hereunder in accordance with the Accounting Procedure.

     8.6  Transactions With Party's Affiliates.  If the Manager engages any of
          ------------------------------------
its Affiliates to provide services hereunder, it shall do so on terms no less favorable to the Joint Venture than would be available from a qualified unrelated person in an arm's-length transaction.

     8.7  Activities During Deadlock.  If the Management Committee for any
          --------------------------
reason fails to adopt a Subsequent Budget and Program, the Manager shall continue Exploration Activities with respect to such Property at levels comparable with the last adopted Budget and Program including any increase contained therein. For purposes of determining the required contributions of the Participants and their respective Participating Interests, the last adopted Budget and Program for such Property shall be deemed extended.

                                   ARTICLE 9
                              BUDGETS AND PROGRAMS
                              --------------------

     9.1  Initial Budgets and Programs.  For all new reconnaissance programs or
          ----------------------------
new Property acquisitions, the Manager shall prepare and submit to the Management Committee a proposed Initial Budget and Program.

     9.2  Exploration Activities Pursuant to Budgets and Programs.  Except as
          -------------------------------------------------------
otherwise provided in Sections 7.2, 8.7 and 9.6, Exploration Activities shall be conducted, Exploration Expenditures shall be incurred, and Properties and Assets shall be acquired only pursuant to approved Budgets and Programs.

     9.3  Presentation of Subsequent Budgets and Programs.  Proposed Subsequent
          -----------------------------------------------
Budgets and Programs shall be prepared by the Manager as needed for work to progress on an timely basis for each Property. During the period encompassed by any Budget and Program, a proposed Subsequent Budget and Program for the succeeding period shall be prepared by the Manager and submitted to the Participants.

     9.4  Review and Approval of and Withdrawal from Proposed Budgets and
          ---------------------------------------------------------------
Programs.  Within thirty (30) days after submission to the Management Committee
- --------
of a proposed Budget and Program, including proposed Initial Budgets and Programs, each Participant shall submit to the Management Committee:

          (a) Notice that the Participant approves the proposed Budget and Program; or

          (b)  Proposed modifications to the proposed Budget and Program; or

          (c) Notice that the Participant elects to withdraw and not participate in the proposed Budget and Program, in which case the provisions of Section 6.3 shall apply.

     If a Participant fails to give any of the foregoing responses within the allotted time, the failure shall be deemed to be an approval by the Participant of the Manager's proposed Budget and Program. If a Participant makes a timely submission to the Management Committee pursuant to Section 9.4(b), then the Manager will review the proposed modifications, make any revisions it deems advisable, and give the Management Committee a revised Budget and Program within ten (10) days of receipt of the proposed modifications, in which case each Participant shall have ten (10) days to approve of, propose modifications to or withdraw from such revised Budget and Program. This modification process may be repeated for any proposed Subsequent Programs and Budgets, subject to the provisions of Section 9.5 below. This modification process may also be repeated for proposed Initial Budgets and Programs subject to the limitation that the Participant originally submitting the proposed modifications shall, within sixty
(60) days after submission of the original proposed Initial Budget and Program to the Management Committee, either: (i) approve the latest revised Initial Budget and Program; or (ii) voluntarily withdraw from participation pursuant to Sections 9.4(c) and 6.3 herein.

     9.5  Deadlock on Proposed Subsequent Budgets and Programs.  If the
          ----------------------------------------------------
Participants, acting through the Management Committee, fail to approve a proposed Subsequent Budget and Program by the beginning of the period to which the proposed Subsequent Budget and Program applies, the provisions of Section
8.7 shall apply.

     9.6  Budget Overruns; Program Changes.  The Manager shall immediately
          --------------------------------
notify the Management Committee of any material departure from an adopted Budget and Program. If the Manager exceeds an adopted Budget by more than fifteen percent (15%), then such excess over fifteen percent (15%) shall be for the sole account of the Manager unless such excess amount is directly caused by an emergency or unexpected expenditure made pursuant to Section 9.7 or that Budget is amended by the Management Committee. Budget overruns of fifteen percent (15%) or less shall be borne by the Participants in proportion to their respective Participating Interests as of the time the overrun occurs.

     9.7  Emergency or Unexpected Expenditures.  In case of emergency, the
          ------------------------------------
Manager may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with law or government regulation or agreements with third parties. The Manager may also make reasonable expenditures for unexpected events that are beyond its reasonable control and that do not result from a breach by it of its standard of care. The Manager shall promptly notify the Participants of the emergency or unexpected expenditures, and the Manager shall be reimbursed for all reasonable resulting costs by the Participants in proportion to their respective Participating Interests at the time the emergency or unexpected expenditures are incurred.

     9.8  Cash Calls.  Cash calls pursuant to an adopted Budget and Program
          ----------
shall be made by the Manager upon at least fifteen (15) days prior notice to the Participants.

                                   ARTICLE 10
                            ACCOUNTS AND SETTLEMENTS
                            ------------------------

Matters of accounts and settlements shall be governed by the provisions in Exhibit "B" (Accounting Procedures) attached hereto.

                                 ARTICLE 11
                  PREEMPTIVE RIGHTS RESPECTING OTHER DEPOSITS
                  -------------------------------------------
                         AND GOLD DEVELOPMENT PROJECTS
                         -----------------------------

          11.1  Other Deposits.  If the Joint Venture discovers an Other
                --------------
Deposit, AGEI's Participating Interest in such Other Deposit shall be offered to Cyprus or its designated Affiliate at some time prior to a production decision being made. The offer shall be at the fair market value for the Other Deposit multiplied by AGEI's Participating Interest in the Other Deposit at the time such offer is made, or any other fair value that the Participants may mutually agree upon, subject to any required approval of the Participants' respective Boards of Directors. If such offer is accepted, Cyprus or its designated Affiliate may thereafter proceed immediately to develop the Other Deposit
without restriction herein or under the Non-Competition Agreement.   If Cyprus
should reject such offer, it may enter into an agreement with AGEI to jointly develop and operate the Property with AGEI or its Affiliate pursuant to Section
11.3 below, or sell the Property to AGEI on mutually agreed terms. If the Participants do not come to agreement on one of the options above, they may jointly sell the Property to any third party upon mutually agreed terms, or separately offer to sell their interest to a third party, which shall trigger the right of first refusal of Article 13.

          11.2  Gold Deposits.  If the Joint Venture discovers a Gold Deposit,
                -------------
Cyprus's Participating Interest in such Gold Deposit shall be offered to AGEI or its designated Affiliate at some time prior to a production decision being made. The offer shall be at the fair market value for the Gold Deposit, multiplied by Cyprus' Participating Interest in the Gold Deposit at the time such offer is made, or any other fair value that the Participants may mutually agree upon, subject to any required approval of the Participants' respective Boards of Directors. If such offer is accepted, AGEI or its designated Affiliate may proceed immediately to develop the Gold Deposit without restriction herein or
under the Non-Competition Agreement.   If AGEI should reject such offer, it may
enter into an
agreement with Cyprus to jointly develop and operate the Property with Cyprus or its Affiliate pursuant to Section 11.3 below, or sell the Property to Cyprus on mutually agreed terms. If the Participants do not come to agreement on one of the options above, they may jointly sell the Property to any third party on mutually agreed terms or separately offer to sell their interest to a third party, which shall trigger the right of first refusal of Article 13.

          11.3  Joint Venture Projects.  Any agreement between the Participants
                ----------------------
to enter into a joint venture mining agreement to develop and operate a Property shall be on terms to be mutually agreed upon by the Participants, and generally shall be in a form and substance as contemplated in the attached Exhibit "E".

                                   ARTICLE 12
                 TERM, WITHDRAWAL AND TERMINATION OF AGREEMENT
                 ---------------------------------------------

          12.1  Term.  The initial term of this Agreement shall be two (2)
                ----
years, after which it will terminate unless the Parties mutually agree to extend this Agreement. However, the terms of the Agreement shall be reviewed on an annual basis, and the Parties shall have the obligation to negotiate with each other in good faith regarding any proposed changes to the Agreement, with the goal of reaching a solution which is mutually acceptable to the Parties. This Agreement shall remain in force during any such good faith negotiations, and thereafter until either Party gives Notice pursuant to Section 15.1 hereof of its inability to agree on the basis for extending the term under this Section 12.1, or of its decision to unilaterally withdraw in accordance with Section
12.2 hereof and, in either case, the 60 days from said Notice has run. In addition, this Agreement may be terminated by mutual agreement of the Parties at any time during its initial term or any extended term.

          12.2  Withdrawal.  This Agreement shall terminate as expressly
                ----------
provided in Section 12.1 or as stated herein. Either Party may unilaterally choose to withdraw and terminate this Agreement upon giving sixty (60) days notice to the other Party. At the end of said sixty (60) days, this Agreement shall terminate, and the terminating Participant shall be deemed to have transferred to the remaining Participant, free and clear of all liens or other encumbrances arising by, through or under such withdrawing Participant, all of its Participating Interest in any acquired Property or Assets held by the Joint Venture. Any termination under this Section 12.2 shall not relieve the terminating Participant of its share of liabilities to third parties (whether such accrues before or after such withdrawal), including environmental liabilities, arising out of Exploration Activities conducted prior to such termination. For purposes of this Section 12.2, the terminating Participant's share of such liabilities shall be equal to its Participating Interest at the time such liability was incurred. The terminating Participant may be entitled to recover twice its investment and expenditures herein on a Property by Property basis as set forth in Section 6.3.

          12.3  Continuing Obligations.  Upon termination of this Agreement, the
                ----------------------
Participants shall remain liable for continuing obligations hereunder until final settlement of all accounts, and for any liability, whether it accrues before or after termination, if it arises out of Exploration Activities conducted by the Joint Venture during the term of the Agreement.

          12.4  Disposition of Assets upon Non-Withdrawal Termination.  Promptly
                -----------------------------------------------------
after termination under Section 12.1, the Manager shall take all action necessary to wind up the activities of the Joint Venture, and all costs and expenses incurred in connection with the termination of the Joint Venture shall be expenses chargeable to the Joint Venture. The Assets shall first be paid, applied, or distributed in satisfaction of all liabilities of the Joint Venture to third parties and then to satisfy any debts, obligations, or liabilities owed to the Participants. Before distributing any funds or Assets to Participants, the Manager shall have the right to segregate amounts which, in the Manager's reasonable judgment, are necessary to discharge continuing obligations or liabilities. Thereafter, any remaining cash and all other Assets, excluding Property, shall be distributed (non cash assets in undivided interests unless otherwise mutually agreed) to the Participants, first in the ratio and to the extent of their respective capital accounts and then in proportion to their respective Participating Interests, subject to any dilution, reduction, or termination of such Participating Interests as may have occurred pursuant to the terms of this Agreement. Properties to be distributed under this section shall be dealt with pursuant to the provisions of Article 11.

          12.5  Right to Data after Termination.  After termination of this
                -------------------------------
Agreement, each Participant shall be entitled to copies of all information acquired hereunder before the effective date of termination to the extent not previously furnished to it and to the extent it is entitled to it.

          12.6  Continuing Authority.  On termination of this Agreement under
                --------------------
this Article 12, the Manager shall have the power and authority, subject to control of the Management Committee, which shall continue to act in accordance with the provisions of Article 7 notwithstanding such termination, to do all things on behalf of the Participants which are reasonably necessary or convenient to (a) wind up Exploration Activities or (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of Exploration Activities prior to such termination or withdrawal. The Manager shall have the power and authority, subject to control of the Management Committee, to take any other reasonable action in any matter with respect to which the former Participants continue to have, or appear to have, a common interest or a common liability.

                                   ARTICLE 13
                              TRANSFER OF INTEREST
                              --------------------

          No Party or its Affiliate shall have the right to Transfer to any third party all or any part of its interest in or to this Agreement, the Joint Venture, its Participating Interest, the Properties or any other Assets, without the consent and prior approval of the other Party, which shall have a 30-day right of first refusal at the offered price; except that a Party may, without such consent, make such a transfer to an Affiliate possessing the requisite capacity to perform hereunder and which assumes the transferring Party's obligation hereunder.

                                   ARTICLE 14
                          CONFIDENTIALITY AND RELEASES
                          ----------------------------

          14.1  General.  All nonpublic information obtained in connection with
                -------
the performance of this Agreement shall be the exclusive property of the Joint Venture and shall not be disclosed, except as provided in Section 14.2, to any third party or the public without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

          14.2  Exceptions.  The consent required by Section 14.1 shall not
                ----------
apply to a disclosure:

          (a) To an Affiliate, consultant, contractor or subcontractor which has a bona fide need to be informed;

          (b) To any third party to whom the disclosing Party contemplates a Transfer, with the prior consent of the other Party, of all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets; or

          (c) Which the disclosing party is required by applicable law or regulation or the rules of any applicable stock exchange to disclose; provided that in any case to which this Section 14.2 is applicable, the disclosing party shall give written notice to the other party prior to the making of any such disclosure. As to any disclosure pursuant to Section 14.2(a) or (b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Article 14.

     14.3 Duration of Confidentiality.  The provisions of this Article 14 shall
          ---------------------------
apply during the term of this Agreement and shall continue to apply to any Party who withdraws, who is deemed to have withdrawn, or who Transfers its Participating Interest in the Joint Venture or in any Property, for two years following the date of such occurrence.

     14.4 Releases.  There shall be no public release by any Party of any
          --------
material nonpublic information concerning the Properties, the Exploration Activities or the Joint Venture without the prior consent of the other Parties (such consent not to be unreasonably withheld or delayed) unless counsel for a Party advises that such information is required by a lawful authority or other regulatory body having jurisdiction in which case the Party making such required disclosure shall first deliver a copy thereof to the other Parties and allow the other Parties twenty-four (24) hours to comment on the nature and extent of such required disclosure.

                                   ARTICLE 15
                               GENERAL PROVISIONS
                               ------------------

     15.1 Notices.  All notices, payments and other required communications
          -------
("Notices") to the Parties shall be in writing, and shall be addressed respectively as follows:

     Cyprus Amax Minerals Company
     9100 East Mineral Circle
     Post Office Box 3299
     Englewood, CO 80155

     Attn:  General Counsel


     Cyprus Exploration and Development Corporation
     9100 East Mineral Circle
     Post Office Box 3299
     Englewood, CO 80155

     Attn:  President


     Amax Gold, Inc.
     9100 East Mineral Circle
     Post Office Box 6940
     Englewood, CO 80155

     Attn:  General Counsel


     Amax Gold Exploration, Inc.
     9100 East Mineral Circle
     Post Office Box 6940
     Englewood, CO 80155

     Attn:  President


With a copy to:


     Cyprus Amax Minerals Company
     9100 East Mineral Circle
     Post Office Box 3299
     Englewood, CO 80155

     Attn:  Land Management

All Notices shall be given (i) by personal delivery to the Party, or (ii) by facsimile communication, with a confirmation sent by registered or certified mail return receipt requested, (iii) by registered or certified mail return receipt requested or (iv) by express mail or other overnight delivery service. A Party may change its address by written Notice to the other Party.

     15.2 Waiver.  The failure of a Party to insist on the strict performance of
          ------
any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any other provision of this Agreement or limit such Party's right thereafter to enforce such provision or exercise such right, power or remedy on any subsequent occasion.

     15.3 Modification.  No amendment or modification of this Agreement shall be
          ------------
valid unless made in writing and duly executed by the Parties.

     15.4 Force Majeure.  Except for the obligation to make payments when due
          -------------
hereunder, the obligations of a Party shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control. The affected Party shall promptly give notice to the other Party of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof and this Agreement shall be extended by the total period of such delays or suspension. The affected Party shall resume performance as soon as reasonably possible.


     15.5 Disputes.  Except as otherwise provided in this Agreement, in the
          --------
event the Parties have a dispute hereunder, they shall meet, within thirty (30) days from the receipt of a written request for a meeting from any Party, for the purpose of resolving in good faith such dispute. If such dispute is not resolved within thirty (30) days after such meeting, the Parties shall appoint a mediator and attempt to resolve such dispute through mediation for at least sixty (60) days from such appointment.
If the dispute remains unresolved beyond such sixty (60) days, the Parties shall hereby consent to the jurisdiction and venue of the State or Federal Courts in Denver, Colorado for the resolution of such dispute.

     15.6 Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the State of Colorado.

     15.7 Rule Against Perpetuities.  Any right or option to acquire any
          -------------------------
interest in real or personal property under this Agreement must be exercised, if at all, so as to vest such interest in the acquirer within twenty-one (21) years after the effective date of this Agreement.

     15.8 Further Assurances.  Each of the Parties agree to take from time to
          ------------------
time such actions and execute such additional instruments as may be reasonably necessary or appropriate to implement and carry out the intent and purpose of this Agreement, including, but not limited to, those actions necessary to conduct business as contemplated herein in foreign jurisdictions.

     15.9 Survival of Terms and Conditions.  Continuing rights and obligations
          --------------------------------
of the Parties as defined herein shall survive the termination of this Agreement.

     15.10  Interpretation.  The headings contained in this Agreement are for
            --------------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. Unless the context otherwise requires, words used herein importing the singular include the plural and vice versa.

     15.11  Entire Agreement; Successors and Assigns.  This Agreement contains
            ----------------------------------------
the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties, but nothing contained in this Agreement shall be deemed to create any rights in persons or entities that are not Parties to this Agreement or their successors or permitted assigns. In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall control.

     IN WITNESS WHEREOF this Agreement has been executed by the Parties hereto effective as of the day and year first above written.

CYPRUS AMAX MINERALS COMPANY


By:  /s/ Milton H. Ward
     ----------------------------

Title:  President
        -------------------------

CYPRUS EXPLORATION AND DEVELOPMENT CORPORATION


By:  /s/ David Watkins
     ----------------------------

Title:  President
        -------------------------

AMAX GOLD INC.


By:  /s/ Roger A. Kauffman
     ----------------------------

Title:  Sr. Vice President & COO
        -------------------------

AMAX GOLD EXPLORATION, INC.


By:  /s/ Neil Muncaster
     ----------------------------

Title:  President
        -------------------------

                                 EXHIBIT "A"
                                 -----------

Attached to and made part of that certain Exploration Joint Venture Agreement dated as of January 1, 1994, by and among
                        Cyprus Amax Minerals Company,
               Cyprus Exploration and Development Corporation,
                               Amax Gold Inc.
                       and Amax Gold Exploration, Inc.

                       Geographic Scope of Exploration

The Geographic Scope of Exploration shall be any area in the world except those Properties described as Excluded Properties as set forth in Section 5.1 of the Agreement.

All such Excluded Properties are listed as follows:
     AGI and AGEI Excluded Properties: (see attached schedule)

     CYMAX and Cyprus Excluded Properties: (see attached schedule)

                            SCHEDULE TO EXHIBIT "A"
                            -----------------------

Attached to and made part of that certain Exploration Joint Venture Agreement dated as of January 1, 1994, by and among
                        Cyprus Amax Minerals Company,
               Cyprus Exploration and Development Corporation,
                               Amax Gold Inc.
                       and Amax Gold Exploration, Inc.

                    CYMAX AND CYPRUS EXCLUDED PROPERTIES

                    Projects Located in the United States
                    -------------------------------------

      Project Name                                   Location
      ------------                                   --------

      Fork Creek Project                      Moore and Randolph Counties,
                                              North Carolina

      Jump River Joint Venture                Taylor, Lincoln and
                                              Rusk Counties, Wisconsin

      Lone Ranch Project                      Ferry County, Washington

      Maine Joint Venture                     Numerous Townships in
      (w/Cominco)                             State of Maine

      Neal's Bully Project                    Malheur County, Oregon

      Pinon Project                           Elko County, Nevada

      Red Butte Project                       Malheur County, Oregon

      Slaven Canyon Project                   Lander County, Nevada
      (Kaysee Claims)

      Betty O'Neal Project                    Lander County, Nevada


                         Projects Located in Canada
                         --------------------------

      Project Name                                   Location
      ------------                                   --------

      Rand Project                            Teck Township, Ontario

      Mullen/Londry Project                   MacMurchy and Tyrrell
                                              Townships, Ontario

      Kirkland West Project                   Teck Township, Ontario
      (KW Joint Venture)

      Amalgamated Kirkland Project            Teck Township, Ontario
      (AK Joint Venture)

      Northway Project                        Noyon Township, Quebec
      (Northway Joint Venture)

      LaPeltrie Project                       LaPeltrie, Lanoullier and
      (LaPeltrie Joint Venture)               Massicotte Townships, Quebec

      Casa Berardi Project                    Various Townships,
      (Casa Berardi Joint Venture)            Quebec

      Teepee Mountain Project                 Altin Mining District,
                                              British Columbia


                        Projects Located in Australia
                        -----------------------------

      Project Name                               Location
      ------------                               --------

      Copper Hill Project                     New South Wales

      Alice River Project                     Queensland

      Yaringa Creek/Templeton River           Queensland

      Top Camp                                Queensland

      Kajabbi                                 Queensland

      McKeon                                  Queensland

      Surprise                                Queensland

      Fisher Creek                            Queensland

      May Downs                               Queensland

      Mt. Olive                               Queensland

      Overhang                                Queensland

      Blue Mountain                           Queensland

      Carrai                                  New South Wales

      Uralla                                  New South Wales

      Braidwood                               New South Wales

      Big Toby                                Queensland

      Big One                                     Queensland

      Gorge Creek                                 Queensland

      Mt. Devine                                  Queensland

      Mt. Devine East                             Queensland

      Brown Creek                                 Queensland

      Dingo Hill                                  Queensland

      Breakneck Creek                             Queensland

      Backwater                                   New South Wales

      Bulong                                      Western Australia

      Marda                                       Western Australia

      Yilgarn Joint Venture                       Western Australia

      Ironstone Well                              Western Australia

      Mt. Walton                                  Western Australia

      Brocks Creek                                Northern Territories

      Mineral Hill                                New South Wales

      Brocks Creek Joint Venture                  Northern Territories
      (W/Solomon Pacific Resources N.L.)

      Octane Joint Venture                        Queensland
      (W/Queensland Octane Pty. Ltd.)


                         Projects Located in Panama
                         --------------------------

      Project Name                                   Location
      ------------                                   --------

      Cerro Quema Project                         Cocle and Los Santos
                                                  Provinces

      TW Exploraciones, S.A. Joint Venture        Various Provinces

      Transworld Exploration S.A.,                Various Provinces
      TW Exploraciones, S.A. Joint Venture

      Santa Clara Project                         Herrera and Los Santos
                                                  Provinces

      Azuero/Sona Project                         Herrera and Los Santos
                                                  Provinces

      Guasimo Prospect                            Cocle and Colon Provinces

      Cascajal Prospect                           Cocle and Colon Provinces

      Calovebora Prospect                         Cocle and Colon Provinces

      Santa Catalina Prospect                     Cocle and Colon Provinces


                         Projects Located in Mexico
                         --------------------------

      Project Name                                   Location
      ------------                                   --------

      Cieneguita Project                          Chihuahua
      Milpillas Project                           Sonora
      Lucy Project                                Sonora
      Caracol Project                             Sonora
      Jaralito Project                            Sonora
      El Mayor Project                            Baja, California


                          Projects Located in Chile
                          -------------------------

      Project Name                                   Location
      ------------                                   --------

      Violeta Project                             I Region
      Camaron Project                             I Region
      Longacho Project                            I Region
      Bayos Project                               II Region
      Bufalo Project                              II Region
      Chimborazo Project                          II Region
      Poblete Project                             II Region
      Chinchilla-Kiwi-San Carlos Project          II Region
      Flora Project                               II Region
      Polvora Project                             II Region
      Los Toros Project                           III Region
      San Miguel Project                          IV Region
      Choclon-Verde-Pachon Project                IV Region
      Penon-Gavino Project                        IV Region
      Pocillas Project                            VII Region

                          Projects Located in Peru
                          ------------------------

      Project Name                                   Location
      ------------                                   --------

      Joint Venture Project with                  Provinces of Mariscal
      Compania de Minas                           Nieto, Tarata, Tacna,
      Buenaventura, S.A.                          Gnr. S. Cerro, Arequipa,
                                                  and Gnr. Sanchez C.


                         Projects Located in Taiwan
                         --------------------------

      Li Wu Chi Project                           Eastern Coast of Taiwan



                         Projects Located in Guinea
                         --------------------------

      Project Name                                   Location
      ------------                                   --------

      Mandiana Region Exploration                 Mandiana Prefecture
      and Mining Agreement with
      Republic of Guinea

                            SCHEDULE TO EXHIBIT "A"
                            -----------------------

Attached to and made part of that certain Exploration Joint Venture Agreement dated as of January 1, 1994, by and among
                         Cyprus Amax Minerals Company,
                Cyprus Exploration and Development Corporation,
                                 Amax Gold Inc.
                        and Amax Gold Exploration, Inc.

            Amax Gold and Amax Gold Exploration Excluded Properties
            -------------------------------------------------------

      Project Name                             Location
      ------------                             --------

      Sleeper                               Humboldt County, Nevada

      Hayden Hill                           Lassen County, California

      Guanaco                               Guanaco Mining District,
                                            Region II, Chile

      Wind Mountain                         Washoe County, Nevada

      Fort Knox                             Fairbanks Mining District, Alaska

      Refugio                               Maricunga Mining District,
                                            Region III, Chile

      Haile                                 Lancaster County, South Carolina

      Robertson (Coral JV)                  Lander County, Nevada

      Tombstone (Rowdy Yates Claims)        Mineral County, Nevada

      Railroad Joint Venture                Elko County, Nevada

                                  EXHIBIT "B"
                                  -----------

 Attached to and made part of that certain Exploration Joint Venture Agreement dated as of January 1, 1994, by and among
                         Cyprus Amax Minerals Company,
                Cyprus Exploration and Development Corporation,
                                 Amax Gold Inc.
                        and Amax Gold Exploration, Inc.

                             Accounting Procedures

     The purpose of these Accounting Procedures is to establish equitable methods for determining charges and credits applicable to Exploration Activities under the captioned Agreement (the "Agreement"). It is the intent of the Manager and any Participant that is not acting as the Manager ("the non-Manager") that the Manager shall not gain nor lose by reason of its duties and responsibilities as the Manager but that the Manager should be reimbursed for the value of services provided hereunder. If any method proves unfair or inequitable to the Manager or the non-Manager, the Participants shall meet and in good faith endeavor to agree upon changes deemed necessary to correct the unfairness or inequity. In the event of a conflict between the provisions of these Accounting Procedures and those of the Agreement, the provisions of the Agreement shall control.

                                   ARTICLE 1
                                   ---------
                               GENERAL PROVISIONS
                               ------------------

      1.1  Definitions.  The definitions set forth in the Agreement shall apply
           -----------
to these Accounting Procedures and shall have the same meanings as used herein except that references herein to Sections and Articles shall refer to sections and articles of these Accounting Procedures and not to the Agreement unless otherwise stated. Additional terms used in these Accounting Procedures are set forth below shall have the following meanings:

          (a) "Material" shall mean personal property, including but not limited to supplies and non-depreciable equipment, acquired and held for use in Exploration Activities.

          (b) "Outsider" shall mean participants other than "Participant" to the Agreement and their affiliates.

          (c) "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of employees of the Manager or its Affiliates.

          (d) "Technical Employees" shall mean those employees having special and specific engineering, geological, legal, or other professional skills, and whose primary function in Exploration Activities is the handling of specific matters for the benefit of Exploration Activities.

      1.2  Accounting Records.
           ------------------

          (a) The Manager shall maintain accounting records for the Joint Account in accordance with generally accepted accounting principles consistently applied and used in the mining industry.

          (b) The Manager shall take advantage of and credit the Joint Venture with all cash and trade discounts, freight allowances and equalizations, annual volume or other allowances, credits, salvages, commissions, insurance discount dividends and retroactive premium adjustments, and any other benefits which accrue to the Manager wholly or in part because of Exploration Activities.

      1.3  Statements, Billings and Adjustments.
           ------------------------------------

           (a) The Manager shall promptly submit to the Management Committee monthly statements of account reflecting in reasonable detail the charges and credits to the Joint Account during the preceding month.

           (b) On the basis of the adopted Program and Budget, the Manager shall submit to each Participant prior to the last day of each month, a billing for estimated cash requirements for the next month. Within ten (10) days after receipt of each billing, each Participant shall advance to the Manager its proportionate share of the estimated amount. Time is of the essence of payment of such billings. The Manager shall at all times maintain a cash balance approximately equal to the rate of disbursement for up to forty-five (45) days.

           (c) A Participant that fails to meet cash calls in the amount and at the times specified in Section 1.3(b) shall be in default, and the amount of the defaulted cash call shall bear interest from the date due at an annual rate equal to two (2) percentage points over the Prime Rate, but in no event shall said rate of interest exceed the maximum permitted by law. The non-defaulting Participant shall have those rights, remedies and elections specified in Section
6.4 of the Agreement.

           (d) Payment of bills shall not prejudice the right of the non-Manager to protest or question the correctness thereof; however, all bills and statements rendered during any calendar year shall be presumed conclusively to be true and correct after twelve (12) months following the end of any such calendar year unless, within the said twelve-month period, the non-Manager takes written exception thereto and makes claim on the Manager for adjustment. No adjustment favorable to the Manager shall be made unless it is made within the same prescribed period or in connection with an adjustment in favor of the non-Manager. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of the Assets.

      1.4  Advances and Payments.
           ---------------------

           (a) As provided for in this Schedule "B", the non-Manager shall advance its share of the estimated cash outlay for the succeeding month's operation. If the non-Manager's advances exceed its share of actual expenditures, subsequent cash calls will be adjusted downward or the Manager will refund to the non-Manager excess funds that are not necessary for subsequent Exploration Activities.

           (b) The Manager shall base its estimates of cash advance requirements on the latest information available and shall take into account cash on hand which may be applied to satisfy such requirements in order to reduce the amounts to be advanced. It is the intent of the Participants to provide adequate funds for the Exploration Activities and to maintain bank balances at minimum levels.

           (c) If the Manager does not request the non-Manager to advance its share of estimated cash requirements, the non-Manager shall pay its share of expenditures within thirty (30) days following receipt of the Manager's billing.

           (d) Except as provided in Section 6.4 of the Agreement, all payments shall be made on or before the due date by wire transfer in immediately available funds to bank accounts designated by the Manager. If not so paid, the unpaid balance shall bear interest after the due date at an annual rate equal to the Prime Rate plus two percent (2%) until such amount is paid, plus attorneys' fees, court costs, and other costs related to the collection of the unpaid amounts.

           (e) Funds received by the Manager from the non-Manager need not be segregated or maintained by the Manager as a separate fund, but may be commingled with the Manager's own funds.

      1.5  Audits.   Upon notice in writing to the Manager, the non-Manager
           ------
shall have the right to audit the accounts and records relating to the accounting made under this Agreement for any calendar year within the twelve (12) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts pursuant to Section 1.3 (d). The non-Manager may arrange for audits by independent auditors of national recognition which are acceptable to the Manager. Audits shall be conducted in a manner so as to cause the minimum inconvenience to the Manager. The Manager shall bear no portion of non-Manager's audit costs unless agreed to by the Manager in advance of such audit. If the non-Manager does have an audit performed as provided herein, the Manager shall not be required to perform an additional audit.

                                   ARTICLE 2
                                   ---------
                                CHARGEABLE COSTS
                                ----------------

      Subject to the provisions of the Agreement, the Manager shall charge the Joint Account with all costs incurred by it as necessary and proper for the conduct of Exploration Activities. Such costs shall be reasonable. Except as otherwise provided in the Agreement, the Manager shall charge the Joint Account with (1) Exploration Expenditures and payments made for the Exploration Activities within the Properties and (2) expenditures made for engineering, environmental, planning, and legal matters related to the Properties and for the equipment and facilities necessary for Exploration Activities. Such costs include, but are not limited to the following:

      2.1  Property Payments.   Property payments, rentals, royalties and other
           -----------------
payments out of production (unless such royalties or other payments shall burden the ownership interests of only one Participant) and fees, paid by the Manager for Exploration Activities including permits, fees, and other charges which are assessed by various governmental agencies. Such costs also include acquisition of easements, rights of way, and surface rights.

      2.2  Labor.
           -----

           (a) Salaries and wages of the Manager's employees directly engaged in the conduct of and for the benefit of the Exploration Activities, whether temporarily or permanently assigned. The proportion of salaries and wages charged will be prorated proportionate to the time spent by employees for the benefit of the Exploration Activities. Salaries and wages shall include everything constituting gross pay to employees as reflected on the Manager's payroll, including travel time and overtime.

           (b) The Manager's cost of holidays, rest days, vacations, disability benefits, sickness, and other customary allowances and reasonable expenses which are paid or reimbursed under the Manager's usual practice. Such amounts may be charged either on a "percentage assessment" of salaries and wages, or on a cash basis, and only for those employees identified in Section 2.2(a), above.

           (c) Costs of expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to the Manager's cost of salaries and wages.

           (d) Personal Expenses of employees whose salaries and wages are chargeable to the Joint Account under Section 2.2(a), but only to the extent that such Personal Expenses are incurred in connection with their efforts while directly engaged in the conduct of and for the benefit of the Exploration Activities.

           (e) The Manager's actual costs of established plans for employees' group life insurance, hospitalization, medical, dental, pension, retirement, stock purchase, profit sharing, thrift, bonus, and other benefit plans of a similar nature applicable to the Manager's labor cost chargeable to the Joint Account.

           (f) If a percentage assignment is used for Section 2.2 (b) and (e), the rate shall be based on actual cost experience for the previous year. Such rate shall be determined during the first quarter of each year and shall be applied in current year operations.

           (g) Relocation costs of employees permanently or temporarily assigned and directly engaged in the conduct of Exploration Activities. Such costs shall include transportation of employees' families and their personal and household effects and all other relocation costs in accordance with the Manager's usual practice.

      2.3  Material.   Material purchased or furnished by the Manager for use in
           --------
Exploration Activities as provided under Article 3. So far as is reasonably practical, and consistent with efficient and economical operations, only such Material shall be purchased or transferred for use in Exploration Activities as may be required for immediate use.

      2.4  Transportation.
           --------------

           (a) Material transportation costs and other related costs such as for expediting, crating, freight, and unloading at destination.

           (b) Employee transportation costs required in the conduct of Exploration Activities.

      2.5  Services.
           --------

           (a) The cost of consultants, contract labor, services, equipment, and utilities procured from third parties.

           (b) Technical or research services, such as, but not limited to, laboratory analysis, drafting, geophysical and geological interpretation, engineering, reserve studies, related computer services and data processing, which may be delegated to and performed by the specialized staffs of the Participants or their Affiliates. Such professional services shall be on a cost of service basis and charges shall not exceed the cost of comparable quality services by qualified third parties. Charges to the Joint Account for services directly benefitting Exploration Activities shall be in addition to any charges allowed under Sections 2.11 and 2.12.

          (c) In the event the Manager from time to time utilizes skilled personnel of the Participants or their Affiliates for performance of services either within the Properties or elsewhere for the benefit of Exploration Activities, whose time in full or in part is not otherwise charged hereunder, a proper proportion of the direct and indirect salary, employee benefits, and travel expenses of such personnel shall be charged to the Joint Account, provided such work is pursuant to written authorization by the Manager. Such professional services shall be on a cost of service basis and charges shall not exceed the cost of comparable quality services by qualified third parties.

          (d) Use of the Manager's and the non-Manager's separately owned equipment and facilities for benefit of Exploration Activities. Such use shall be charged to the Joint Account at rates commensurate with the Manager's actual and full costs of ownership and operation and such rates shall include cost of maintenance, repairs, other operating expense, insurance, taxes (other than income taxes), depreciation, and other overhead. These charges shall not exceed the prevailing commercial rates in the area.

          (e) Data processing and computer services acquired for the benefit of Exploration Activities may be contracted through third parties, or by arrangement for computer services from one of the Participants, or their Affiliates, even though such facilities are not physically located within the Properties. Charges to the Joint Account under this provision for services directly benefiting Exploration Activities shall be in addition to any charges allowed under Section 2.11 and 2.12. Such professional services shall be on a cost of service basis and charges shall not exceed the cost of comparable quality services by qualified third parties.

           (f) Any technical services, skilled personnel, equipment, facilities or data processing services provided to Exploration Activities by the non-Manager, at the request of the Manager, shall be charged on the same basis as provided in Sections 2.5 (b), (c) (d) and (e) above. The non-Manager shall bill the Manager in accordance with Section 1.4 (c) of the Accounting Procedures. The Manager may audit the records of the non-Manager with regard to such services in the same manner that the non-Manager may audit in accordance with the procedure set forth in Section 1.5.

      2.6  Repair and Replacement of Property.  All costs or expenses (net of
           ----------------------------------
the recoveries from insurance for which the premiums have been charged to the Joint Account, if any) necessary for the repair or replacement of property resulting from damages or losses incurred by fire, flood, storm, theft, accident, or any other cause, excepting the Manager's gross negligence or willful misconduct. The Manager shall furnish to the non-Manager written notice of damages or losses in excess of Fifteen Thousand Dollars ($15,000.) as soon as practicable. Such costs and expenses include the costs to combat and control the actions of the hazard.

      2.7  Insurance.
           ---------

           (a) Premiums paid for Workers' Compensation or Employer's Liability Insurance required to be carried for Exploration Activities. In the event Exploration Activities are conducted in a state or country in which the Manager may act as self-insurer for Workers' Compensation or Employer's Liability under the applicable state's or country's law, the Manager may, at its election, provided that it is allowed by the laws of the state or country, include the risk under its self-insurance program and in that event, the Manager shall include a charge at the Manager's cost equal to the Standard Workers' Compensation rate during any one contract year. Premiums paid for an insurance program covering such property, business interruption, casualty, and fidelity risks as are deemed prudent by the Manager based on sound business judgment, which judgment shall be subject to review and revision by the Management Committee. Premiums paid for other insurance as requested by the Management Committee. Each Participant may procure and maintain, at its own cost and expense, such other insurance as it may determine to be necessary to protect its interests, and any such insurance so procured and maintained shall inure solely to the benefit of the Participant procuring the same.

           (b) Actual expenditures incurred in the investigation, defense, and settlement of all losses, claims, damages, judgments, and other expenses for the benefit of Exploration Activities, excepting those resulting from the Manager's gross negligence or willful misconduct.

      2.8  Litigation and Claims.   All costs or expenses of handling,
           ---------------------
investigation and settling litigation or claims arising by reason of Exploration Activities or necessary to protect or recover property, including, but not limited to, attorneys' fees, court costs, cost of investigation or procuring evidence and amounts paid in settlement or satisfaction of any such litigation or claims. In the event actions or claims affecting Exploration Activities shall be handled by the legal staff of one of the Participants, a charge commensurate with the cost of providing such service is chargeable to the Joint Account.

      2.9  Taxes.   All taxes (except taxes based on or determined with
           -----
reference to income), fees, and governmental assessments of every kind and nature.

      2.10 Fines.   All fines resulting from non-compliance with applicable
           -----
laws, rules, and regulations, except to the extent that such fines were due to the gross negligence or willful misconduct of the Manager.

      2.11 Direct Administrative Costs.   The net cost of maintaining and
           ---------------------------
operating any offices (excepting the corporate headquarters office), suboffices, camps, warehouses, housing, and other facilities directly serving Exploration Activities shall be charged to the Joint Account. If such facilities serve operations in addition to Exploration Activities, the net costs shall be allocated to all operations served on an equitable basis mutually agreed to by the Participants.

      2.12 Manager's Management Fee.   A reasonable and mutually agreed charge
           ------------------------
to reimburse the Manager for overhead and other general and administrative services of the Manager's corporate headquarters and regional offices.

      2.13 Other Necessary Expenses.   Any other chargeable expenditures not
           ------------------------
covered or dealt with in the foregoing provisions which are necessary and proper for the conduct of Exploration Activities.

                                   ARTICLE 3
                                   ---------
                  PRICING OF JOINT ACCOUNT MATERIAL PURCHASES,
                  --------------------------------------------
                           TRANSFERS, AND DISPOSITION
                           --------------------------

      The Manager is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements relating to the Exploration Activities. The Manager shall provide all Material for use in connection with the Exploration Activities, however, at the Manager's option, such Material may be supplied by the non-Manager.

      3.1  Purchases.   Material purchased shall be charged at the price paid by
           ---------
the Manager after deduction of all discount received. In case of Material found to be defective or returned to vendor for any other reason, credit shall be passed to the Joint Account when adjustment has been received by the Manager.

      3.2  Transfer and Dispositions.   Material furnished herewith and Material
           -------------------------
disposed of by the Manager, unless otherwise agreed to by the Participants, shall be priced at its current fair market value.

      3.3  Premium Prices.   Whenever Material is not readily obtainable at
           --------------
published or listed prices because of national emergencies, strikes, or other unusual causes over which the Manager has no control, the Manager may charge the Joint Account for the required Material at the Manager's actual cost incurred in providing and transporting such Material and in making it suitable for use.

      3.4  Warranty of Material.   The Manager shall not be held responsible for
           --------------------
defects in Material furnished for Exploration Activities. In the event Material is defective, credit shall not be passed to the Joint Account until the adjustment has been received by the Manager from the manufacturer or its agents.

                                   ARTICLE 4
                                   ---------
                          DISPOSAL OF SURPLUS MATERIAL
                          ----------------------------

      4.1  Distribution Generally.   The disposition of major items of surplus
           ----------------------
Material shall be decided upon by the Manager. The Manager may purchase, but shall be under no obligation to purchase, the interests of the non-Manager in surplus Material, subject to compliance with Section 203 of the Delaware General Corporation Law, if applicable.

      4.2  Purchase by Participants.   Surplus Material purchased by either the
           ------------------------
Manager or the non-Manager shall be credited by the Manager to the Joint Account at its fair market value.

      4.3  Distribution to Participants.   Division of Material in kind, if made
           ----------------------------
between the Manager and the non-Manager, shall be in proportion to their respective interests in such Material. Each Participant will thereupon be charged individually with the value of the Material received or receivable by each Participant, and corresponding credits will be made by the Manager to the Joint Account. Such credits shall appear in the monthly statement of operations.

      4.4  Sales.   Sales to third parties of Material shall be credited by the
           -----
Manager to the Joint Account at the net amount collected by the Manager from vendee, which shall be priced on the basis of the best available market price. Any claim by vendee for defective Materials or otherwise shall be charged back to the Joint Account if and when paid by the Manager.

                                  EXHIBIT "C"
                                  -----------

 Attached to and made part of that certain Exploration Joint Venture Agreement dated as of January 1, 1994, (the "J.V. Agreement") by and among
                         Cyprus Amax Minerals Company,
                Cyprus Exploration and Development Corporation,
                                 Amax Gold Inc.
                        and Amax Gold Exploration, Inc.

                          Net Profits Interest Royalty


Net Profits for any period means the amount by which Gross Revenues realized during such period exceeds the sum of (a) Deductible Costs incurred during such period, and (b) Excess Costs (subject to the limitation referred to in clause
(viii) of subparagraph (a) of the definition of Deductible Costs) as of the end of the immediately preceding period.

Gross Revenues with respect to any period means the sum of the following amounts received from and after the Commencement Date applicable to such period determined in accordance with Generally Accepted Accounting Principles (which items shall be counted only once even though they may be covered by more than one of the subparagraphs or clauses of this definition):

       (a) An amount equal to the proceeds from the Sale of all the Products after the Commencement Date, and if any Products are Processed by the Participant(s) or any Affiliate of the Participant(s), as such terms are defined in the J.V. Agreement, before a bona fide arms-length Sale to a Non-Affiliate of the Participant(s), the amount of proceeds from such Sale of the Products after such Processing in each case, based on the London P.M. price for gold and the COMEX first settlement price for silver, as the case may be, on the date of such sale;

       (b) An amount equal to the gain, or a deduction equal to the loss, from the Sale of all personal property or equipment and all technology and exploration data and information, the cost of which has been included in Deductible Costs; provided that
                  --------
any gain from the salvage of such personal property or equipment incident to the restoring, reclaiming or cleaning up of the Properties, as such term is defined in the J.V. Agreement, upon abandonment of operations thereon shall not be included in Gross Revenues. When any such items of personal property or equipment (other than those referred to in the proviso to the preceding sentence) are permanently removed by the Participant(s) rather than sold as salvage, it shall be treated for purposes of this definition as a sale to the Participant(s) at the market value of such items of personal property or equipment at the time of the removal by the Participant(s) from the Properties;

       (c) The proceeds of all insurance less costs of collection, that may be collected by the Participant(s) as a consequence of any loss of or damage to the Properties or to any personal property or equipment the cost of which has been included in Deductible Costs, to the extent such proceeds are not actually used or committed for use in repairing, rebuilding or replacing such lost or damaged property;

       (d) The proceeds of all judgments and claims (including settlements thereof), collected by the Participant(s) involving the Properties or any personal property, equipment, technology or exploration data, the cost of which has been included in Deductible Costs, to the extent such proceeds are not actually used or committed for use in repairing, rebuilding or replacing any property, the loss, damage, taking or condemning of which gave rise to such judgment or claim; and

       (e) All other monies and things of value received by the Participants arising from the ownership or Sale of the Properties and the personal property, equipment, technology and exploration data and information, the cost of which has been included in Deductible Costs, except that the proceeds of the Sale by the Participant(s) of any interest in the Properties shall not be included in Gross Revenues if such Sale is made subject to the Net Profits Interest Royalty herein described.

Deductible Costs with respect to any period means items of expense described in subparagraph (a) below accruing from and after the Commencement Date, determined as provided herein in accordance with Generally Accepted Accounting Principles, but excluding the items described in subparagraph (b):

       (a) Included items (which shall be counted only once even though they may be covered by more than one of the subparagraphs or clauses of this subparagraph (a)), subject to the adjustment provided below, are:

     (i) the Operating Expenses incurred by the Participant(s) during such period with respect to the Properties;

     (ii) provision for depreciation and amortization applicable to such period of the capitalized costs (as determined under Generally Accepted Accounting Principles), both tangible and intangible, incurred by Participant(s) after the effective date of this Agreement for the development of the Properties and the construction and installation of mines, plants or other tangible assets purchased or constructed by the Participant(s) on the Properties and used in connection with the extraction of the Products from the Properties and the Processing thereof and for amortization of surface rights relating thereto;

     (iii) interest expense of the Participant(s) applicable to such period on indebtedness incurred to acquire or construct the depreciable or amortizable assets used in connection with the extraction of the Products from the Properties and the Processing thereof and indebtedness incurred in connection with the conduct of such extraction and Processing activities;

     (iv) the reasonable and necessary off-site Selling, General and Administrative Expenses incurred by the Participant(s) during such period fairly allocable to carrying on the business of developing, constructing and mining the Properties and of construction and developing facilities for Processing and of actually Processing the

Products extracted in such mining operations; provided, that the amount of such
                                              --------
Selling, General and Administrative Expenses included in Deductible Costs for any fiscal year of Participant(s) shall not exceed 5% of Gross Revenues for such fiscal year;

     (v)  Production Taxes applicable to such period;

     (vi) amounts paid by Participant(s) on and in accordance with any Permitted Burdens attributable to the Properties other than the Net Profits Interest;

     (vii) the expense of insurance premiums applicable to such period paid by the Participant(s) for insurance carried by the Participant(s) with respect to the Properties or any operations incident thereto;

     (viii) the costs and expenses actually paid by Participant(s) owning and/or operating the Properties and not reimbursed by insurance, actual third party indemnification payment in each case, and applicable to such period and paid in settlement or satisfaction of any or all losses, claims, liabilities, damages or judgments, involving or incident to the exploration, development, operation or maintenance of such Properties or underlying agreements or the extraction or the processing of the Products and chargeable and allocable thereto, including, without limitation, personal injury liability, property damage liability, environmental liability, product liability, workers' compensation liability, legal fees and expenses, which (A) relate to matters involving industrial hygiene and (B) do not involve the gross negligence or willful misconduct of such Participant(s) or its Affiliates; provided, that no
                                                             --------
such costs and expenses shall be included in Deductible Costs for any fiscal year of Participant(s) unless the aggregate amount of such costs and expenses incurred during such fiscal year exceeds the Net Profits for such fiscal year determined before deducting any such costs or expenses which may be properly included as Deductible Costs; and provided further, that the amount of any such
                                  -------- -------
costs and expenses which may be included in Deductible Costs in any fiscal year of

Participant(s) shall not exceed $1,000,000, however, the amount of any such costs and expenses in excess of such limitation shall constitute Deductible Costs for purposes of the definition of Excess Costs and shall likewise be subject to the limitation that not more than $1,000,000 in amount of such costs and expenses shall be included as Excess Costs in any future fiscal year; any such costs in excess of $1,000,000 shall be carried over to the next fiscal year and shall constitute a Deductible Cost in such year;

     (ix) delay rentals, royalties, bonuses, fees and other consideration actually paid by the Participant(s) to maintain the Properties or otherwise required for the use thereof as contemplated hereby, to the extent such payments constitute expenses applicable to such period in accordance with Generally Accepted Accounting Principles;

         (b) Excluded items (which shall be counted only once even though they may be covered by more than one of the subparagraphs or clauses of this subparagraph (b)) are:

     (i) provisions applicable to such period for federal, state and local taxes based on or measured by net income, gross income, capital or receipts, except as expressly provided herein;

     (ii) any cost, charge or expense attributable or fairly allocable to the production of revenues which revenues are not included within the definition of Gross Revenues; and

     (iii) any items of the type described in subparagraph (a) of this definition which would be capitalized under Generally Accepted Accounting Principles.

Commencement Date means the date on which (a) the mine and plant or other facility to be installed by Participant(s) in connection with the properties, as contemplated by a Feasibility Study, is commissioned as ready for production as evidenced by an appropriate engineer's completion certificate.

Excess Costs at any date means an amount equal to the aggregate excess of Deductible Costs over Gross Revenues for all periods ending on or before such date.

Generally Accepted Accounting Principles means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board as applied during the period in question by the Participant(s) and its Affiliates in the published financial statements provided to shareholders and regulatory authorities.

Non-Affiliate means, as to the party specified, any person who is not an Affiliate of such party, as defined in the J.V. Agreement.

Operating Expenses means all of the direct, on-site or directly assigned costs, including but not limited to Selling, General and Administrative Expenses, incurred in producing a saleable product and delivering it to the point at which title passes to the third party purchaser, including but not limited to, the cash cost of mine development, mining, on-going reclamation, transportation to the processing plant, processing, conversion and transportation to the point of Sale and any transportation costs to the point of delivery.

Permitted Burdens means all applicable royalties, overriding royalties, production payments, reversionary interest, and like burdens, other than this Net Profits Interest Royalty, which were in existence on the effective date of the J.V. Agreement and to which the Properties were subject on such date as the Participants shall agree to create subsequent to the effective date of the J.V. Agreement as set forth in the J.V. Agreement.

Process means to recover or further refine, process, market or transport Products or the by products thereof.

Production Taxes means (a) all state severance taxes, sales taxes, use taxes and other taxes, excluding income taxes, imposed on the Products and the proceeds therefrom, and (b) all ad valorem taxes, sales taxes, use taxes and other taxes or fees, excluding income taxes, imposed on the Participant's(s) interest in the Properties or personal property and equipment used in connection therewith for the purposes contemplated hereby.

Sale includes exchanges and any other Product disposition for value, but excludes any transaction on a commodity exchange or through banks, brokers or bullion dealers which does not result in the physical delivery of gold and/or silver bullion, as the case may be.

Selling, General and Administrative Expenses means the cost of engineering, technical, marketing, legal, accounting and administrative services.

Total Capitalization at any date means the sum of (a) the amount at which the stockholders equity accounts of the Participant(s) would be shown on a balance sheet at such date prepared in accordance with Generally Accepted Accounting Principles to reflect only its ownership and operation of the Properties as a separate corporate entity and (b) all indebtedness for borrowed money of the Participant(s) outstanding at such date which matures more than one year after such date that is attributable to the ownership or operation of the Properties.

                                 EXHIBIT "D"
                                 -----------

Attached to and made part of that certain Exploration Joint Venture Agreement dated as of January 1, 1994, by and among
                        Cyprus Amax Minerals Company,
               Cyprus Exploration and Development Corporation,
                               Amax Gold Inc.
                       and Amax Gold Exploration, Inc.

                 Properties Contributed to the Joint Venture


Properties Contributed by AGI:  (none)

Properties Contributed by AGEI:  (none)

Properties Contributed by CYMAX:  (see attached schedule)

Properties Contributed by Cyprus:  (see attached schedule)

                            SCHEDULE TO EXHIBIT "D"
                            -----------------------

 Attached to and made part of that certain Exploration Joint Venture Agreement dated as of January 1, 1994, by and among
                         Cyprus Amax Minerals Company,
                Cyprus Exploration and Development Corporation,
                                 Amax Gold Inc.
                        and Amax Gold Exploration, Inc.

                          CYMAX AND CYPRUS PROPERTIES
                        CONTRIBUTED TO THE JOINT VENTURE
                        --------------------------------


                    Projects Located in the United States
                    -------------------------------------

              Project Name                           Location
              ------------                           --------

          Monte Cristo Prospect                Esmeralda Co., Nevada
          (Joint Venture w/Pathfinder)

          Malloy Project                       Lander County, Nevada
          (Dux Claims)

          Cedars Project                       Lander County, Nevada
          (Hawk Claims)

          Crescent Valley Project              Lander County, Nevada
          (MSP Claims)



                         Projects Located in Canada
                         --------------------------

              Project Name                           Location
              ------------                           --------

          Southwin Project                     Northwest Territories
          (Joint Venture w/Noble Peak
          Resources, Ltd.)

          Vezza Prospect                       Vezza Township, Quebec


                        Projects Located in Australia
                        -----------------------------

          None

                         Projects Located in Panama
                         --------------------------

          None


                         Projects Located in Mexico
                         --------------------------

          None


                          Projects Located in Chile
                          -------------------------

          None


                          Projects Located in Peru
                          ------------------------

          None

                                  EXHIBIT "E"
                                  -----------

 Attached to and made part of that certain Exploration Joint Venture Agreement dated as of January 1, 1994, by and among
                        Cyprus Amax Minerals Company,
               Cyprus Exploration and Development Corporation,
                               Amax Gold Inc.
                       and Amax Gold Exploration, Inc.

         Operating Joint Venture Agreement Principal Terms and Form


     (1) The Participants contemplate that the joint development and operation of any Property pursuant to Section 11.3 of the Agreement will be conducted pursuant to an operating joint venture agreement to take effect prior to the Commencement of Production. Accordingly, following the decision of the Participants to proceed under Section 11.3 of the Agreement, the Participants will prepare and negotiate in good faith the definitive terms and conditions of an operating joint venture agreement ("Operating Joint Venture Agreement"). If the Participants have been unable to negotiate and execute such an Operating Joint Venture Agreement within six months after the decision to proceed under
Section 11.3, then the Participants shall be deemed to have reached an impasse and unless a new agreement is reached within 30 days upon the certification by either Participant that such impasse has been reached, then the most current version of the Rocky Mountain Mineral Law Foundation Model Form of Mining Venture Agreement (Form 5), with the modifications set forth below shall be deemed to be the binding agreement of the Participants; provided that if the Participants are unable to approve an operating budget within six months thereafter, such agreement shall not take effect but the Participants shall hold their respective interests as tenants in common, each Participant being obligated to pay costs associated with the Property in the manner described below.

     (2) The Operating Joint Venture Agreement will be based on the most current version of the Rocky Mountain Mineral Law Foundation Model Form of Mining Venture Agreement (Form 5), with appropriate addendums and modifications as the Participants may mutually agree, and the material terms of which shall be consistent with the provisions of the Operating Joint Venture Agreement, set forth below.

        (a) The Operating Joint Venture Agreement will be for the purposes of exploration, permitting, financing, development, and operation of the Property, together with such changes, additions, and deletions to the Property as the Participants may agree from time to time.

        (b) The Joint Venture shall be owned initially 75% by Cyprus or its affiliate and 25% by AGEI or its affiliate.

        (c) Cyprus shall be the operator of the Joint Venture and is responsible for all operations on the Property. As operator, Cyprus may relocate, restake claims, and take other actions required for efficient operation of the Property, and shall receive a reasonable management fee.

        (d) General management and control of the project shall be effected by a management committee comprised of two persons from each Participant, majority interest in the Joint Venture to control. The following matters shall, however, require unanimous approval of the Participants.

           (i) Annual Capital and Operating Budgets (provided, however, upon the failure of the Participants to approve a capital or operating budget on or before December 1 for any operating year commencing January 1, the last budget in effect, multiplied by the sum of 1 plus the percentage increase in the Producer Price Index published by the United States for the Salt Lake region from the preceding year, shall be deemed approved);

           (ii) Except in the ordinary course of business, to sell or otherwise dispose of all or substantially all of the assets of the Joint Venture or the Property;

           (iii) Admission of any new Venturer, or to amend or otherwise modify the Operating Joint Venture Agreement or to undertake any operation under the Venture except with respect to the Property;

           (iv) To declare the Joint Venture insolvent, or to make any general assignment for the benefit of the creditors of the Joint Venture, or to voluntarily file any petition for bankruptcy or for reorganization under any federal or state law with respect to the Joint Venture; and

           (v) Except in the ordinary course of business and except for mechanics' and similar liens arising by operation of law, and except for normal trade payables, to borrow money secured by all or substantially all of the assets of the Joint Venture or the Property, or to mortgage, pledge, hypothecate all or substantially all of the assets of the Joint Venture or the Property in its entirety.

        (e) The Joint Venture shall not be classified as a tax partnership between the Participants. Interests shall be held as tenants in common. The Participants shall elect not to be treated for tax purposes as a partnership, and shall not be regarded as a partnership. Obligations shall be several and not joint.

        (f) Monetary disputes between the Participants in the amount of $2,000,000 or less, and minor technical matters, such as accounting allocations, shall be resolved by binding arbitration. All monetary matters in excess of $2,000,000 and major matters, such as defaults, dilution, and termination of the Venture, shall not be subject to arbitration, unless mutually agreed by the parties. The prevailing Participant in any such arbitration, as determined by the arbitrator, shall be awarded its costs and attorneys' fees incurred in connection with such arbitration.

        (g) All time periods shall be extended by declared events of force majeure, except for the performance and filing of annual assessment work and any obligation for the payment of money or obligations necessary to comply with legal obligations to third parties (including to governmental bodies and underlying owners for maintenance of the Property).

        (h) Each Participant shall take its share of the mineral product in kind.

        (i) The Operating Joint Venture Agreement shall include a dilution provision whereby the failure of a Participant to fund its pro rata share of any budget or cash call, or other approved expenditure, shall cause the non-funding Participant's pro rata share in the Joint Venture to be diluted based on each Participant's total investment in the Venture compared to the total investment of both Participants in the Joint Venture. If the interest of any Participant is reduced to 10% or less, then the other Participant will have the right to convert such minority interest to a nonworking 5% net profits royalty interest (based on the Rocky Mountain Mineral Law Foundation Model Form of Mining Venture Agreement - Form 5).

        (j) The Operating Joint Venture Agreement shall include a provision whereby the failure to meet a cash call on the part of either Participant will result in pro rata dilution, rather than constituting a default and immediate termination or conversion to a net profits interest.

        (k) The Operating Joint Venture Agreement shall provide that each Participant shall bear its pro rata share of liabilities of the Joint Venture, except those caused by the gross negligence or willful misconduct of the operator, for which the operator shall be solely responsible.